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EXHIBIT 24(2)
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Consent of Independent Public Accountants
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Board of Directors
Dauphin Technology, Inc.

We have issued our report dated March 22, 2001, except for note 19, as to which the date is April 3, 2001 and note 20, as to which the date is December 20, 2001, on the consolidated balance sheet of Dauphin Technology, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related statements of operations, changes in shareholders equity, and cash flows of Dauphin Technology, Inc. for the two years ended December 31, 2000, included in its Annual Report on Form 10-K for the year ended December 31, 2000 and 1999 filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in this Registration Statement on Form S-1/A and the use of our name as it appears under the caption "Experts".

                                                      /s/ Grant Thornton LLP

                                                      Grant Thornton LLP



Chicago, Illinois

February 7, 2002